Exhibit 5.2

July 29, 2025

ClimateRock Holdings Limited

25 Bedford Square

London, WC1B 3HH, United Kingdom

Re:	Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as United States counsel to ClimateRock Holdings Limited, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-4 (Registration No. 333-276718), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) Class A ordinary shares (the “Ordinary Shares”) of the Company, (2) warrants to purchase Ordinary Shares (the “Warrants”) and (3) Ordinary Shares issuable on exercise of Warrants in connection with the transactions contemplated by that certain Business Combination Agreement, dated as of March 21, 2025, as amended (the “Business Combination Agreement”) by and among ClimateRock, GreenRock Corp, a Cayman Islands exempted company (“GreenRock”), the Company, ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and GreenRock Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the Company. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Cayman Islands we have relied upon the opinion dated on or about the date hereof of Ogier (Cayman) LLP which opinion is being filed as an exhibit to the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that, when issued, the Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant; and (e) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per Ordinary Share.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP